Exhibit 8.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

April 24, 2024

Smurfit Kappa Group plc

Beech Hill

Clonskeagh

Dublin 4, Ireland

Ladies and Gentlemen:

We have acted as special counsel to Smurfit Kappa Group plc, a public limited company incorporated in Ireland (“Smurfit Kappa”), in connection with the proposed (i) acquisition of Smurfit Kappa by Smurfit WestRock Limited (formerly known as Cepheidway Limited and to be re-registered as an Irish public limited company and renamed Smurfit WestRock plc) (“Smurfit WestRock”) by means of a scheme of arrangement under the Companies Act 2014 of Ireland (as amended) (the “Smurfit Kappa Share Exchange”) and (ii) merger of Sun Merger Sub, LLC, a wholly owned subsidiary of Smurfit WestRock (“Merger Sub”), with and into WestRock Company, a Delaware corporation (“WestRock,” and such merger, together with the Smurfit Kappa Share Exchange, the “Combination”), as contemplated by the Transaction Agreement, dated as of September 12, 2023, by and among Smurfit Kappa, Smurfit WestRock, Merger Sub and WestRock (together with all exhibits, appendices, schedules and similar attachments thereto, in each case as amended or supplemented through the date hereof, the “Transaction Agreement”). In connection with the effectiveness of the registration statement on Form S-4 (together with all exhibits, appendices, schedules and similar attachments thereto, in each case as amended or supplemented through the date hereof, the “Registration Statement”), including the Proxy Statement/Prospectus forming a part thereof, relating to the Combination and initially filed with the Securities and Exchange Commission on March 22, 2024, you have requested our opinion as to certain U.S. federal income tax matters. Except as otherwise provided herein, capitalized terms used but not defined herein have the meanings ascribed to them in the Transaction Agreement.

Smurfit Kappa Group plc

April 24, 2024

In providing our opinion, we have examined the Transaction Agreement, the Registration Statement, and such other documents and records as we have deemed necessary or appropriate in order to give the opinion set forth herein. In addition, we have assumed that: (i) the Smurfit Kappa Share Exchange and related transactions will be consummated pursuant to and in accordance with the provisions of the Transaction Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (ii) the statements and representations concerning the Combination and the parties thereto, in each case, set forth in the Transaction Agreement and the Registration Statement are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iii) any statements and representations described in clause (ii) qualified by knowledge, intention, expectation, belief, materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (iv) the Registration Statement is true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (v) the parties to the Transaction Agreement have complied with and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Transaction Agreement, (vi) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity, (vii) Smurfit Kappa, Smurfit WestRock, WestRock, Merger Sub and their respective subsidiaries will treat the Smurfit Kappa Share Exchange for U.S. federal income tax purposes in a manner consistent with the opinion set forth below, and (viii) all applicable reporting requirements have been or will be satisfied. If any of the above described assumptions is untrue for any reason, or if the Smurfit Kappa Share Exchange or related transactions are consummated in a manner that is different from the manner described in the Transaction Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations — Tax Consequences of the Combination — Smurfit Kappa Share Exchange” sets forth our opinion as to the material U.S. federal income tax consequences of the Smurfit Kappa Share Exchange to “U.S. Holders” and “Non-U.S. Holders” (each as defined in the Registration Statement) of Smurfit Kappa Shares (as defined in the Registration Statement) as of the effective date of the Registration Statement.

We express no opinion on any issue or matter relating to the tax consequences of the transactions contemplated by the Transaction Agreement or the Registration Statement other than the opinion set forth above. Our opinion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Smurfit Kappa Share Exchange or related transactions, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Smurfit Kappa of any such change or inaccuracy that may occur or come to our attention.

Smurfit Kappa Group plc

April 24, 2024

We are furnishing this opinion to you in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz